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                                                                   EXHIBIT 10.27

                          Mack-Cali Texas Property L.P.
                                11 Commerce Drive
                           Cranford, New Jersey 07016

                                January 25, 2002

Centennial Acquisition Company
5001 LBJ Freeway, Suite 900
Dallas, Texas 75244
Attention: Mr. Steven H. Levin

Ashwood American Properties, Inc.
2001 Ross Avenue, Suite 3160
Dallas, Texas 75201
Attention: Mr. David S. Gruber

               Re: Agreement of Sale and Purchase Between Mack-Cali Texas Property L.P. ("Seller") and Centennial Acquisition Company and Ashwood American Properties, Inc. (collectively, "Purchaser") DATED AS OF DECEMBER 14, 2001 (THE "PURCHASE AGREEMENT")

Gentlemen:

     This letter will clarify certain matters relating to the Mezzanine Loan, the MBRK Lease, the expiration of the Evaluation Period and due diligence communications. All capitalized terms used but not defined herein shall have the meanings assigned to them in the Purchase Agreement.

     1. MEZZANINE LOAN. Under Section 5.1(b)(y) of the Purchase Agreement, Purchaser agreed to pay all reasonable costs incurred by Seller and Mezzanine Lender in connection with the closing of the Mezzanine Loan from Mezzanine Lender to Purchaser, including but not limited to attorneys' fees, up to Twenty Thousand Dollars ($20,000). Said Section 5.1(b) further provides that Seller and Purchaser shall agree on forms of the Mezzanine Loan Documents during the Evaluation Period. Purchaser hereby confirms and acknowledges that nothwithstanding said provision, Purchaser has requested that Seller not commence preparation of the Mezzanine Loan Documents until authorized to do so by Purchaser, and, as of the date hereof, Purchaser has not yet authorized Seller to commence preparation of the Mezzanine Loan Documents. Purchaser hereby acknowledges and confirms that, whether or not the Closing occurs, except in the event the Closing does not occur by reason of a default under the Purchase Agreement by Seller, Purchaser shall pay all reasonable costs of counsel incurred by Seller and Mezzanine Lender in connection with the preparation of the Mezzanine Loan Documents, up to $20,000.

     2.   MBRK LEASE. MBRK has vacated its leased premises and, under
Section 7.1(a) of the Purchase Agreement, Seller may, prior to Closing, bring suit against, settle disputes with, and negotiate the surrender of the Lease of MBRK with the prior written consent of Purchaser, which consent may be withheld in Purchaser's sole and absolute discretion, provided that Purchaser's consent shall not be required for a settlement with MBRK if (i) Purchaser receives the MBRK Credit at Closing in accordance with Section 10.4(b) of the Purchase Agreement and,

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(ii) as a result of such settlement, there is no decrease in the Rental payable by MBRK under the MBRK Lease after the Closing Date. Seller and Purchaser hereby further agree that Seller may, until the Closing, pursue collection of Delinquent Rental owed by MBRK under the MBRK Lease through the Closing, including without limitation amounts owed pursuant to the Summary Judgment, and commencement and pursuit of litigation against MBRK to collect additional Delinquent Rental through the Closing, and may enter into a settlement agreement with MBRK with respect to such Delinquent Rental and Summary Judgment, without first obtaining Purchaser's consent, provided that (1) the res judicata benefit, if any, of the Summary Judgment is not adversely affected thereby, and (2) neither the rights of Purchaser nor the obligations of MBRK under the MBRK Lease after Closing (including, without limitation, the amount of Rental MBRK is obligated to pay under the MBRK Lease after the Closing) are adversely affected by such collection or settlement. The right of Seller to pursue the collection of Delinquent Rental payable by MBRK for the period after December 31, 2001 is subject to the caveat that, if Closing shall occur, any such Delinquent Rental collected by Seller shall be subject to the priority of payment set forth in the penultimate sentence of Section 10.4(b) of the Purchase Agreement.

     3. EVALUATION PERIOD. Notwithstanding anything to the contrary contained in the Purchase Agreement, the Evaluation Period will expire at 5.00 p.m. Eastern Time on February 12, 2002.

     4. DUE DILIGENCE COMMUNICATIONS. Purchaser and Seller hereby agree that, notwithstanding the provisions of Section 14.1 of the Purchaser Agreement, with respect to due diligence matters only, communications to Purchaser shall be to the following:

                       Ashwood Companies, Inc.
                       8625 King George Drive, Suite 225
                       Dallas, Texas 75235
                       Attention: Mr. Gary Horn
                       Phone: (214) 215-2497
                       Fax:(214) 638-7230

     5. MISCELLANEOUS. This letter agreement may be executed in any number of counterparts, all of which taken together will constitute one and the same instrument, and the signature page of any counterpart may be removed therefrom and attached to any other counterpart. This letter agreement shall be legally binding upon receipt by each party of the facsimile or the original signature of Seller and of Purchaser.

     Please evidence your agreement to the terms of this letter by executing this letter in the space provided below.

                               MACK-CALI TEXAS PROPERTY L.P.

                               By: Mack-Cali Sub XVII, Inc., its general partner

                               By: /s/ Roger W. Thomas
                                  ----------------------------------------------
                               Name:   Roger W. Thomas
                                    --------------------------------------------
                               Title:  Executive Vice President &
                                       General Counsel
                                     -------------------------------------------

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ACCEPTED AND AGREED TO AS OF THE DATES SET FORTH BELOW:

CENTENNIAL ACQUISITION COMPANY             January 24, 2002

By:    /s/ Steven H. Levin
      --------------------------------
Name:      Steven H. Levin
Title:     President


ASHWOOD AMERICAN PROPERTIES, INC.,         January 25, 2002

By:    /s/ David S. Gruber
      --------------------------------
Name:      David S. Gruber
Title:     Chairman/CEO


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